Exhibit 10.46

SECURITIES EXCHANGE AGREEMENT

among

SSA GLOBAL TECHNOLOGIES, INC.,

SSA INVESTOR, LLC,

SSA WARRANT HOLDINGS, LLC,

ABLECO, L.L.C.,

CERBERUS PARTNERS, L.P.,

CERBERUS INSTITUTIONAL PARTNERS, L.P.,

and

MADELEINE L.L.C.

Dated: April 2, 2003

Table of Contents

ARTICLE I DEFINITIONS
1.1	Definitions

ARTICLE II EXCHANGE
2.1	Exchange
2.2	Deliveries of Securities
2.3	Certificate of Incorporation
2.4	Closing

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY
3.1	Corporate Existence and Power
3.2	Authorization; No Contravention
3.3	Governmental Authorization; Third Party Consents
3.4	Consents and Approvals
3.5	HSR Act Filing
3.6	Binding Effect
3.7	Capitalization
3.8	No Material Judgment or Order
3.9	No Litigation
3.10	Purchase Agreement

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
4.1	Existence and Power
4.2	Authorization; No Contravention
4.3	Governmental Authorization; Third Party Consents
4.4	Binding Effect
4.5	Purchase for Own Account
4.6	Restricted Securities
4.7	Accredited Investor

ARTICLE V DELIVERIES TO THE PURCHASERS
5.1	Secretary’s Certificate
5.2	Filing of Certificate of Incorporation
5.3	Purchased Shares
5.4	Stockholders Agreement
5.5	Registration Rights Agreement

ARTICLE VI DELIVERIES TO THE COMPANY
6.1	Exchange of the Exchange Securities and Exchange Indebtedness
6.2	Stockholders Agreement
6.3	Registration Rights Agreement

ARTICLE VII AFFIRMATIVE COVENANTS

i

7.1	Financial Statements and Other Information
7.2	Reservation of Common Stock
7.3	Insurance
7.4	Books and Records
7.5	Back-ups of Computer Software
7.6	Inspection
7.7	Intellectual Property

ARTICLE VIII MISCELLANEOUS
8.1	Survival of Representations and Warranties
8.2	Notices
8.3	Successors and Assigns; Third Party Beneficiaries
8.4	Amendment and Waiver
8.5	Counterparts
8.6	Headings
8.7	GOVERNING LAW; CONSENT TO JURISDICTION
8.8	Severability
8.9	Rules of Construction
8.10	Entire Agreement
8.11	Fees
8.12	Further Assurances

ii

EXHIBITS
A	Amended and Restated Subordinated Promissory Note
B	Form of By-laws
C	Form of Registration Rights Agreement
D	Form of Amended and Restated Certificate of Incorporation
E	Form of Stockholders Agreement
F	Purchase Agreement

SCHEDULES
2.1	Exchanged Securities and Indebtedness and Purchased Shares
3.3	Authorizations and Consents
3.7(a)	List of Equity Holders
3.7(b)	List of Subsidiaries and their Equity Holders

iii

SECURITIES EXCHANGE AGREEMENT

SECURITIES EXCHANGE AGREEMENT, dated April 2, 2003 (this “Agreement”), among SSA Global Technologies, Inc., a Delaware corporation (the “Company”), SSA Investor, LLC (“SSA Investor”), SSA Warrant Holdings, LLC (“Senior Warrantholder”), Ableco, L.L.C. (“Ableco”), Cerberus Partners, L.P. (“Cerberus Partners”), Cerberus Institutional Partners, L.P. (“Cerberus Institutional Partners”) and Madeleine L.L.C. (“Madeleine” and, collectively with SSA Investor, Senior Warrantholder, Ableco, Cerberus Partners and Cerberus Institutional Partners, the “Purchasers”).

WHEREAS, SSA Investor, Senior Warrantholder, Ableco, Cerberus Partners and Cerberus Institutional Partners hold (i) warrants to purchase shares of Common Stock (as defined below), (ii) shares of Common Stock, (iii) shares of the Company’s currently authorized, non-convertible Series A Preferred Stock and (iv) rights under the Rights Agreement (as defined below), in each case as set forth opposite such holder’s name on Schedule 2.1 hereto (each of (i), (ii), (iii) and (iv), the “Exchange Securities”);

WHEREAS, Madeleine has heretofore entered into that certain Subordinated Promissory Note (as defined herein) with the Company in the principal amount of $125,000,000;

WHEREAS, pursuant to the Stock Purchase Agreement (the “Purchase Agreement”), dated as of March 10, 2003, among the Company, Cerberus Capital Management, L.P. (“Cerberus”), General Atlantic Partners 76, L.P. (“GAP LP”), GAP Coinvestment Partners II, L.P. (“GAP Coinvestment”), GapStar, LLC (“GapStar”) and GAPCO GmbH & Co. KG (“GmbH Coinvestment,” and collectively with GAP LP, GAP Coinvestment, and Gap Star, the “GAP Purchasers”), the Company proposes to issue and sell to each of the GAP Purchasers the aggregate number of shares, par value $0.01 per share, of Series A Cumulative Convertible Preferred Stock of the Company (the “Preferred Stock”) set forth opposite the name of such GAP Purchaser on Schedule 2.1 to the Purchase Agreement for the aggregate purchase price set forth opposite such GAP Purchaser’s name on Schedule 2.1 to the Purchase Agreement;

WHEREAS, in connection with the sale of Preferred Stock to the GAP Purchasers, the Company, the GAP Purchasers and the Purchasers desire to recapitalize the Company through the exchange of the Exchange Securities and the cancellation of $10,000,000 of indebtedness under the Subordinated Promissory Note (as defined below) (the “Exchange Indebtedness”), for an aggregate of 2,250,000 shares of Preferred Stock; and

WHEREAS, each share of Preferred Stock is initially convertible (subject to adjustment) into one share, par value $0.01 per share, of common stock of the Company (the “Common Stock”);

1

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1                                 Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Ableco” has the meaning set forth in the preamble to this Agreement.

“Affiliate” shall mean any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Agreement” means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

“Amended and Restated Subordinated Promissory Note” means the Amended and Restated Subordinated Promissory Note attached hereto as Exhibit A.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“By-laws” means the by-laws of the Company in effect on the Closing Date substantially in the form attached hereto as Exhibit B, as the same may be amended from time to time in accordance with the terms of the Stockholders Agreement.

“Cerberus” has the meaning set forth in the recitals to this Agreement.

“Cerberus Institutional Partners” has the meaning set forth in the preamble to this Agreement.

“Cerberus Partners” has the meaning set forth in the preamble to this Agreement.

“Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware on or before the Closing Date in the form attached hereto as Exhibit D, which shall, among other things, set forth the terms of the Preferred Stock.

“Closing” has the meaning set forth in Section 2.4 of this Agreement.

“Closing Date” has the meaning set forth in Section 2.4 of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

“Commission” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Common Stock” has the meaning set forth in the recitals to this Agreement.

“Company” has the meaning set forth in the preamble to this Agreement.

“Condition of the Company” means the assets, business, properties, operations or financial condition of the Company and its Subsidiaries, taken as a whole, but determination of the Condition of the Company shall take into account any adverse event, change or occurrence, effect, development or circumstance resulting from or relating to general business, economic, industry or financial market conditions, including, without limitation, any such conditions arising out of acts of terrorism or war or any armed hostilities to the extent such acts directly affect the Company or its assets or employees.

“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

“Copyrights” means any foreign or United States copyright registrations and applications for registration thereof, and any non-registered copyrights.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Exchange Securities” shall have the meaning set forth in the recitals to this Agreement.

“Exchange Indebtedness” shall have the meaning set forth in the recitals to this Agreement.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“GAP Coinvestment” has the meaning set forth in the recitals to this Agreement.

“GAP LP” has the meaning set forth in the recitals to this Agreement.

“GAP Purchasers” has the meaning set forth in the recitals to this Agreement.

“GapStar” has the meaning set forth in the recitals to this Agreement.

“GmbH Coinvestment” has the meaning set forth in the recitals to this Agreement.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“HSR Act” has the meaning set forth in Section 3.3.

“Infinium” means Infinium Software, Inc., a Massachusetts corporation.

“Infinium Merger Agreement” means that certain Agreement and Plan of Merger, dated as of October 28, 2002, by and among the Company, Newco and Infinium.

“Knowledge” means the knowledge of Mike Greenough, Graeme Cooksley, John Walles, Kirk Isaacson, Shelley Isenberg, Mark Rosenberg, Howard Sproxton, Marvyn Turk, Rick Gonzales, Warren Fletcher, Oscar Garcia-Velasco, Martin Ambrose, Philip Gray and Brian Kite, after reasonable inquiry of the persons who are primarily responsible for the relevant areas of the Company’s business.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever.

“Madeleine” has the meaning set forth in the preamble to this Agreement.

“Merger” means the merger of Newco with and into Infinium pursuant to the Infinium Merger Agreement.

“Newco” means Samurai Merger Subsidiary, Inc., a Massachusetts corporation.

“Orders” has the meaning set forth in Section 3.2 of this Agreement.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Preferred Stock” has the meaning set forth in the recitals to this Agreement.

“Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Purchased Shares” has the meaning set forth in Section 2.1 of this Agreement.

“Purchasers” has the meaning set forth in the preamble to this Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement in the form attached hereto as Exhibit C.

“Requirements of Law” means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

“Rights Agreement” means the Rights Agreement, dated as of July 31, 2000, between the Company in its own capacity and the Company in its capacity as Rights Agent thereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Senior Warrantholder” has the meaning set forth in the preamble to this Agreement.

“SSA Investor” has the meaning set forth in the preamble to this Agreement.

“Stock Equivalents” means any security, obligation or right which is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for shares of common stock or other capital stock of the Company, and any option, warrant or other subscription or purchase right with respect to common stock or such other capital stock.

“Stockholders Agreement” means the Stockholders Agreement in the form attached hereto as Exhibit E.

“Stock Option Plan” means the Company’s stock option plan to be established by the Company after the date hereof and pursuant to which an aggregate of up to 529,412 shares of restricted stock and options to purchase shares of Common Stock will be reserved and available for grant to officers, directors, employees and consultants of the Company.

“Subordinated Promissory Note” means the Subordinated Promissory Note, dated as of December 19, 2002, made by the Company in favor of Madeleine in the principal amount of $125,000,000.

“Subsidiaries” means, as of the relevant date of determination, with respect to any Person, a corporation or other Person of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person.  Unless otherwise qualified, or the context otherwise requires, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company; provided, that unless expressly stated, such references shall not be deemed to include (a) Infinium or any of its Subsidiaries, even though the Merger has been completed prior to the Closing Date hereunder, or (b) any Person which the Company shall have agreed to acquire after the date hereof, if the Company holds 50% or more of the voting power of the outstanding voting equity securities solely as a result of voting agreements and/or proxies executed by stockholders of such Person in connection with such acquisition.

“Trademarks” means any foreign or United States trademarks, service marks, trade dress, trade names, brand names, designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof.

“Transaction Documents” means, collectively, this Agreement, the Stockholders Agreement, the Registration Rights Agreement, the Purchase Agreement and the Certificate of Incorporation.

ARTICLE II

EXCHANGE

2.1                                 Exchange.  The Company and the Purchasers hereby agree that on the Closing Date (as defined below) SSA Investor, Senior Warrantholder, Ableco, Cerberus Partners and Cerberus Institutional Partners will exchange the Exchange Securities with the Company, and Madeleine will cancel the Exchange Indebtedness, in consideration of the issuance by the Company to the Purchasers of an aggregate of 2,250,000 shares of Preferred Stock which shall be allocated among the Purchasers as set forth on Schedule 2.1 hereto (the “Exchange”).  From and after the Closing Date, the Exchange Securities and the Exchange Indebtedness shall have been cancelled for all purposes.

2.2                                 Deliveries of Securities.  At the closing of the Exchange (the “Closing”), (a) Madeleine shall reduce the amount of indebtedness under the Subordinated Promissory Note by $10,000,000 and execute the Amended and Restated Promissory Note, and SSA Investor, Senior Warrantholder, Ableco, Cerberus Partners and Cerberus Institutional Partners shall deliver to the Company for cancellation all, but not less than all, of the Exchange Securities by delivery of (i) the original Exchange Securities duly endorsed in blank or accompanied by stock powers duly executed in blank (as appropriate), together with such other forms or instruments of assignment and conveyance as shall be required by the Company, or (ii) customary affidavits of loss in such form as the Company may reasonably require, and (b) in consideration of the foregoing, the Company shall deliver to the Purchasers certificates representing an aggregate of 2,250,000 shares of Preferred Stock allocated among the Purchasers as set forth on Schedule 2.1 hereto (collectively, the “Purchased Shares”).

2.3                                 Certificate of Incorporation.  The Purchased Shares shall have the preferences and rights set forth in the Certificate of Incorporation.

2.4                                 Closing.  Upon receipt of the deliveries set forth in Articles V and VI, the Closing shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064, at 10:00 a.m., local time, on the date hereof or at such other time, place and date that the Company and the Purchasers may agree in writing (the “Closing Date”).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each of the Purchasers as follows:

3.1                                 Corporate Existence and Power.  The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is proposed to be, engaged; and (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Condition of the Company.  The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents.

3.2                                 Authorization; No Contravention.  The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents that it is a party to and the transactions contemplated hereby and thereby (a) have been duly authorized by all necessary corporate or partnership action of the Company; (b) do not contravene the terms of the Certificate of Incorporation or the By-laws, or the articles of incorporation or by-laws or other organizational documents of any of the Company’s Subsidiaries; (c) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any Lien under, any Contractual Obligation of the Company or its Subsidiaries or any Requirement of Law applicable to the Company or its Subsidiaries; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, “Orders”) of any Governmental Authority against, or binding upon, the Company or its Subsidiaries.

3.3                                 Governmental Authorization; Third Party Consents.  Except as set forth on Schedule 3.3 and except for filings required under the Hart-Scott-Rodino

Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), all of which have been obtained, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the issuance and delivery of the Purchased Shares) by, or enforcement against, the Company of this Agreement and the other Transaction Documents to which each such Person is a party or the transactions contemplated hereby and thereby.

3.4                                 Consents and Approvals.  All consents, exemptions, authorizations, or other actions by, or notice to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Company which are necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement and each of the other Transaction Documents have been obtained and are in full force and effect and all applicable waiting periods have expired without any action being taken or threatened which would have a material adverse effect on the Condition of the Company.

3.5                                 HSR Act Filing.  Any Person required in connection with the contemplated transactions to file a notification and report form in compliance with the HSR Act has filed such form and the applicable waiting period with respect to each such form (including any extension thereof by reason of a request for additional information) has expired or been terminated.

3.6                                 Binding Effect.  This Agreement and the Purchase Agreement have been, and as of the Closing Date each of the other Transaction Documents will have been, duly executed and delivered by the Company, and this Agreement and the Purchase Agreement constitute, and as of the Closing Date each of the other Transaction Documents will constitute, the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

3.7                                 Capitalization.

(a)                                  On the Closing Date, after giving effect to the transactions contemplated by this Agreement and the Purchase Agreement, the authorized capital stock of the Company shall consist of (i) 7,000,000 of Common Stock, of which no shares are issued and outstanding, (ii) 4,000,000 shares of preferred stock of which 3,000,000 shares are issued and outstanding as Preferred Stock, and (iii) 1,000,000 shares of undesignated “blank check” preferred stock.  On the Closing Date, after giving effect to the transactions contemplated by this Agreement and the Purchase Agreement, one share of Preferred Stock shall be convertible into one share of Common Stock.

Schedule 3.7(a) sets forth, as of the Closing Date, after giving effect to the transactions contemplated by this Agreement and the Purchase Agreement, a true and complete list of (x) the stockholders of the Company (including any trust or escrow agent arrangement created in connection with any employee stock option plan) and, opposite the name of each stockholder, the amount of all outstanding shares of Common Stock and Preferred Stock owned by such stockholder and (y) the holders of Stock Equivalents and, opposite the name of each holder, the amount of Stock Equivalents owned by such holder.  Except as set forth on Schedule 3.7(a), as of the Closing Date, after giving effect to the transactions contemplated by this Agreement and the Purchase Agreement, no Stock Equivalents shall be outstanding, other than the Preferred Stock.  The Company has reserved an aggregate of 3,000,000 shares of Common Stock for issuance upon conversion of the Preferred Stock.  Except as set forth on Schedule 3.7(a) and except for the Preferred Stock, as of the Closing Date, after giving effect to the transactions contemplated by this Agreement and the Purchase Agreement, there shall be no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire (i) any authorized but unissued, unauthorized or treasury shares of the Company’s capital stock, (ii) any Stock Equivalents or (iii) any other securities of the Company.  Except as set forth on Schedule 3.7(a), as of the date hereof and as of the Closing Date, there are or shall be, as the case may be, no commitments, contracts, agreements, arrangements or understandings by the Company to issue any shares of the Company’s capital stock or any Stock Equivalents or other securities of the Company.  The Purchased Shares are duly authorized, and when issued and delivered to the Purchasers in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will be issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws and will be free and clear of all other Liens (other than those imposed by the Stockholders Agreement).  The shares of Common Stock issuable upon conversion of the Purchased Shares have been duly reserved for issuance upon conversion of the Purchased Shares and, when issued in compliance with the provisions of the Certificate of Incorporation, will be validly issued, fully paid and non-assessable and not subject to any preemptive rights or similar rights that have not been satisfied or waived and will be free and clear of all other Liens (other than those imposed by the Stockholders Agreement).  All of the issued and outstanding shares of Common Stock and Preferred Stock are all duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws.

(b)                                 Schedule 3.7(b) sets forth, as of the Closing Date, a true and complete list of each of the Subsidiaries of the Company and the names and ownership percentages of the stockholders, members and partners of each such Subsidiary.  Except as set forth on Schedule 3.7(b), the Company owns all of the issued and outstanding capital stock of the Subsidiaries, free and clear of all Liens.  All of such shares of capital stock are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws.  Except as set forth on Schedule 3.7(a) and Schedule 3.7(b), there are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued, unauthorized or treasury shares of capital stock or other securities of, or any proprietary interest in, any of the Subsidiaries, and there is no outstanding security of any kind convertible into or exchangeable for such shares or proprietary interest.  Except as set forth on Schedule 3.7(b), neither the Company nor any of its Subsidiaries, owns any interest, or has a right to acquire any interest, in any Person that is not a Subsidiary.

(c)                                  The Purchased Shares to be purchased by the Purchasers hereunder represent, in the aggregate, on the Closing Date, not less than 63.75% of the outstanding shares of Common Stock on a fully diluted basis assuming the Stock Option Plan had been adopted as of such date, the grant of all options that may be granted under the Stock Option Plan and the exercise thereof and the conversion, exercise or exchange of any outstanding securities into shares of Common Stock, including, without limitation, all of the Purchased Shares.

3.8                                 No Material Judgment or Order.  There is not any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which would, in the reasonable judgment of the Purchasers, (a) prohibit or restrict (i) the purchase of the Purchased Shares or (ii) the consummation of the transactions contemplated by this Agreement, (b) subject the Purchasers to any material penalty or onerous condition under or pursuant to any Requirement of Law if the Purchased Shares were to be purchased hereunder or (c) restrict the operation of the business of the Company as conducted on the date hereof in a manner that would have a material adverse effect on the Condition of the Company taken as a whole.

3.9                                 No Litigation.  No action, suit, proceeding, claim or dispute has been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against the Company which would, if adversely determined
(a) have a material adverse effect on the Condition of the Company taken as a whole or (b) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or each of the other Transaction Documents.

3.10                           Purchase Agreement.  The Purchase Agreement is in full force and effect and there are no defaults thereunder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

 Each of the Purchasers hereby represents and warrants, severally and not jointly to the Company as follows:

4.1                                 Existence and Power.   Such Purchaser (a) is a limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and (b) has the requisite limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

4.2                                 Authorization; No Contravention.   The execution, delivery and performance by such Purchaser of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, (a) have been duly authorized by all necessary limited liability company action, (b) do not contravene the terms of such Purchaser’s organizational documents, or any amendment thereof, and (c) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would not result in any breach, default or contravention of), or the creation of any Lien under, any Contractual Obligation of such Purchaser or any Requirement of Law applicable to such Purchaser and (d) do not violate any Orders of any Governmental Authority against, or binding upon, such Purchaser.

4.3                                 Governmental Authorization; Third Party Consents.   No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Purchased Shares) by, or enforcement against, such Purchaser of this Agreement and each of the other Transaction Documents to which it is a party or the  transactions contemplated hereby and thereby, except for any such filings as shall have been made.

4.4                                 Binding Effect.   This Agreement has been, and as of the Closing Date each of the other Transaction Documents to which it is a party will have been, duly executed and delivered by such Purchaser and this Agreement constitutes, and as of the Closing Date each of the other Transaction Documents will constitute, the legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

4.5                                 Purchase for Own Account.   The Purchased Shares to be acquired by such Purchaser pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such Purchased Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, any state of the United States or any foreign jurisdiction, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of such Purchased Shares in a transaction that does not violate the Securities Act under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of such Purchaser’s property being at all times within its control.  If such Purchaser should in the future decide to dispose of any of such Purchased Shares, such Purchaser understands and agrees that it may do so only in compliance with the Stockholders Agreement and the Securities Act and applicable state and foreign securities laws, as then in effect.  Such Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of its Purchased Shares and shares of Common Stock issuable upon conversion of its Purchased Shares to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY FOREIGN JURISDICTION.  THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE STOCKHOLDERS AGREEMENT, DATED APRIL 2, 2003, AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY’S PRINCIPAL OFFICE.  THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT.

4.6                                 Restricted Securities.   Such Purchaser understands that (i) the Purchased Shares will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act, (ii) the reliance of the Company on such exemption is predicated in part on such Purchaser’s representations set forth herein, and (iii) such Purchased Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration.

4.7                                 Accredited Investor.   Such Purchaser is an “Accredited Investor” within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.  Such Purchaser acknowledges that such Purchaser has had a full opportunity to request from the Company and to review and has received all information which it deems relevant in making a decision to purchase the Purchased Shares being purchased by it hereunder and is relying on its own due diligence and the representations and warranties and covenants of the Company made herein in making this investment.

ARTICLE V

DELIVERIES TO THE PURCHASERS

At the Closing, the Company shall deliver to the Purchasers the following:

5.1                                 Secretary’s Certificate.  The Company shall deliver to the Purchasers a certificate from the Company, in form and substance reasonably satisfactory to the Purchasers, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (a) that the Company is in good standing with the Secretary of State of the State of Delaware, (b) that the attached copies of the Certificate of Incorporation, the By-laws, and the resolutions of the Board of Directors and resolutions of the stockholders of the Company approving this Agreement and each of the other Transaction Documents, are all true, complete and correct and remain unamended and in full force and effect, (c) that the attached copies of the resolutions of the stockholders of the Company electing the Cerberus Directors (as defined in the Stockholders Agreement) are true, complete and correct and remain unamended and in full force and effect, and (d) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, each other Transaction Document and any other document delivered in connection herewith on behalf of the Company.

5.2                                 Filing of Certificate of Incorporation.  The Company shall deliver to the Purchasers evidence of the filing of the Certificate of Incorporation with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware.

5.3                                 Purchased Shares.  The Company shall deliver to the Purchasers, against receipt of the Exchange Securities and cancellation of the Exchange Indebtedness, certificates in definitive form representing an aggregate number of 2,250,000 shares, registered in the name of each Purchaser in such number as set forth on Schedule 2.1 hereto.

5.4                                 Stockholders Agreement.  The Company shall deliver to the Purchasers the Stockholders Agreement duly executed by the Company.

5.5                                 Registration Rights Agreement.  The Company shall deliver to the Purchasers the Registration Rights Agreement duly executed by the Company.

ARTICLE VI

DELIVERIES TO THE COMPANY

At the Closing, the Purchasers shall deliver to the Company or perform the following:

6.1                                 Exchange of the Exchange Securities and Exchange Indebtedness.  Madeleine shall reduced the amount of indebtedness under the Subordinated Promissory Note by $10,000,000, and SSA Investor, Senior Warrantholder, Ableco, Cerberus Partners and Cerberus Institutional Partners shall tender the Exchange Securities for exchange in accordance with the terms hereof.

6.2                                 Stockholders Agreement.  Each Purchaser shall deliver to the Company the Stockholders Agreement duly executed by such Purchaser.

6.3                                 Registration Rights Agreement.  Each Purchaser shall deliver to the Company the Registration Rights Agreement duly executed by such Purchaser.

ARTICLE VII

AFFIRMATIVE COVENANTS

The Company hereby covenants and agrees with the Purchasers as follows:

7.1                                 Financial Statements and Other Information.  So long as any Purchaser shall hold 15% of the issued and outstanding Purchased Shares, the Company shall deliver to each Purchaser, in form and substance satisfactory to such Purchaser:

(a)                                  as soon as available, but not later than ninety (90) days after the end of each fiscal year of the Company, a copy of the audited consolidated  balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and accompanied by a management summary and analysis of the operations of the Company for such fiscal year and by the opinion of a nationally recognized independent certified public accounting firm which report shall state without qualification that such financial statements present fairly the financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis;

(b)                                 commencing with the fiscal period ending on December 31, 2002, as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, the unaudited consolidated balance sheet of the Company and its Subsidiaries, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Company as presenting fairly the consolidated financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis, subject to normal year-end adjustments and the absence of footnotes required by GAAP;

(c)                                  commencing with the month ending after the Closing Date, as soon as available, but in any event not later than fifteen (15) days after the end of each month of each fiscal year (i) the unaudited consolidated balance sheet of the Company and its Subsidiaries, and the related statements of operations and cash flows for such month and for the period commencing on the first day of the fiscal year and ending on the last day of such month, all certified by an appropriate officer of the Company as presenting fairly the consolidated financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis, subject to normal year-end adjustments and the absence of footnotes required by GAAP and (ii) the projected consolidated balance sheet of the Company and its Subsidiaries, and the related statements of operations and cash flows for the remaining months of the fiscal year in a comparative format; and

(d)                                 if requested by any of the Purchasers, as promptly as practicable, but not later than fifteen (15) days after the end of each fiscal year of the Company, a certificate signed by the Chief Executive Officer of the Company in customary form certifying that the Company is not a “foreign person” within the meaning of Section 1445 of the Code; and

(e)                                  such other information regarding the operations, business, affairs and financial condition of the Company as Cerberus reasonably may request.

7.2                                 Reservation of Common Stock.  Until the Purchased Shares are converted into Common Stock or otherwise cancelled, as provided in the Certificate of Incorporation, the Company shall reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issue or delivery upon conversion of the Purchased Shares, the maximum number of shares of Common Stock that may be issuable or deliverable upon such conversion or the Company shall take such action as is called for under the Certificate of Incorporation to increase the number of authorized shares of Common Stock to provide for conversion of each of the outstanding Purchased Shares into Common Stock.  Such shares of Common Stock when issued or delivered in accordance with the Certificate of Incorporation, shall be duly authorized, validly issued, fully paid and non-assessable.  The Company shall issue such shares of Common Stock in accordance with the terms of the Certificate of Incorporation and otherwise comply with the terms hereof and thereof.

7.3                                 Insurance.  The Company shall maintain insurance with insurance companies or associations with a rating of “A” or better as established by Best’s Rating Guide (or an equivalent rating with such other publication of a similar nature as shall be in current use) in such amounts and covering such risks as are usually and customarily carried with respect to similar businesses according to its locations.

7.4                                 Books and Records.  The Company shall keep proper books of record and account, in which full and materially correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with GAAP consistently applied.

7.5                                 Back-ups of Computer Software.  The Company shall make back-ups of all material computer software programs and databases and shall maintain such software programs and databases at a secure off-site location.

7.6                                 Inspection.  The Company shall permit representatives of the Purchasers to visit and inspect any of its properties, to examine its corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with their respective directors, officers and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably requested upon reasonable advance notice to the Company.

7.7                                 Intellectual Property.  The Company shall make a reasonably diligent effort to cause to be properly registered with the United States Patent and Trademark Office or Copyright Office, as applicable, and their applicable foreign equivalents, all documentation necessary to evidence clean chain of title transfer to the Company or a Subsidiary from all prior registered owners of all registered Trademarks and Copyrights with respect to which the failure to do so would be reasonably likely to have a material adverse effect on the Company and its Subsidiaries.

ARTICLE VIII

MISCELLANEOUS

8.1                                 Survival of Representations and Warranties.   The representation and warranty set forth in Section 3.3 shall survive the execution and delivery of this Agreement until the date that is sixty (60) days after receipt by the Purchasers of audited financial statements of the Company for the fiscal year ending July 31, 2003 (or, if such fiscal year changes and no such audited consolidated financial statements are available, then the successor fiscal year) and the representations and warranties set forth in Sections 3.1, 3.2, 3.6 and 3.7 shall survive until the third anniversary of the Closing Date.  The representations and warranties set forth in Sections 3.4, 3.5, 3.8, 3.9 and 3.10 shall not survive execution and delivery of this Agreement.

8.2                                 Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

if to the Company:

SSA Global Technologies, Inc.
500 West Madison
Suite 1600
Chicago, IL  60661
Telecopy:  (312) 474-7500

Attention:  President

with copies to:

SSA Global Technologies, Inc.
500 West Madison
Suite 1600
Chicago, IL  60661
Telecopy:  (312) 474-7500

Attention:  General Counsel

if to the Purchasers:

Cerberus Capital Management, L.P.
450 Park Avenue
New York, NY 10022
Telecopy:  (212) 891-1540

Attention:  Mark A. Neporent

                  Chief Operating Officer

with a copy to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY  10022
Telecopy: (212) 593-5955
Attention: Robert B. Loper, Esq.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.  Any party may by notice given in accordance with this Section 8.2 designate another address or Person for receipt of notices hereunder.

8.3                                 Successors and Assigns; Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.  Subject to applicable securities laws and the terms and conditions thereof, the Purchasers may assign any of their rights under this Agreement or the other Transaction Documents to any of their respective Affiliates.  The Company may not assign any of its rights under this Agreement without the written consent of the Purchasers.  No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

8.4                                 Amendment and Waiver.

(a)                                  No failure or delay on the part of the Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchasers at law, in equity or otherwise.

(b)                                 Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchasers from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company, the GAP Purchasers and the Purchasers purchasing a majority of the Purchased Shares, and (ii) only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

8.5                                 Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

8.6                                 Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

8.7                               GOVERNING LAW; CONSENT TO JURISDICTION.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.  The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the County of New York, in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement, the other Transaction Documents, the Purchased Shares or the affairs of the Company.  To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

8.8                                 Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

8.9                                 Rules of Construction.  Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

8.10                           Entire Agreement.  This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.  There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein.  This Agreement, together with the exhibits and schedules hereto, and the other

Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

8.11                           Fees.  Each of the Company and the Purchasers shall bear its own costs and expenses incurred in connection with the negotiation, execution and consummation of this Agreement and each of the other Transaction Documents.

8.12                           Further Assurances.  Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Securities Exchange Agreement on the date first written above.

SSA GLOBAL TECHNOLOGIES, INC.

By:	/s/ Kirk Isaacson
	Name:	Kirk Isaacson
	Title:	Senior Vice President

SSA INVESTOR, LLC

By:	/s/ Mark A. Neporent
	Name:	Mark A. Neporent
	Title:	Managing Director

SSA WARRANT HOLDINGS, LLC

By:	ABLECO, L.L.C.,
its Managing Member

By:	/s/ Stephen A. Feinberg
	Name:	Stephen A. Feinberg
	Title:	President and Chief Executive Officer

MADELEINE L.L.C.

By:	/s/ Mark A. Neporent
	Name:	Mark A. Neporent
	Title:	Vice President and Chief Operating Officer

ABLECO, L.L.C.

By:	/s/ Stephen A. Feinberg
	Name:	Stephen A. Feinberg
	Title:	President and Chief Executive Officer

CERBERUS PARTNERS, L.P.

By:	Cerberus Associates, L.L.C.,
its General Partner

By:	/s/ Stephen A. Feinberg
	Name:	Stephen A. Feinberg
	Title:	Managing Member

CERBERUS INSTITUTIONAL PARTNERS, L.P.

By:	CERBERUS INSTITUTIONAL ASSOCIATES,
L.L.C., its General Partner

By:	/s/ Stephen A. Feinberg
	Name:	Stephen A. Feinberg
	Title:	Managing Member

[Signature Page to Securities Exchange Agreement]